      As filed with the Securities and Exchange Commission on April 8, 2002

                                                      Registration No. 333-_____
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                        LORAL SPACE & COMMUNICATIONS LTD.
             (Exact name of registrant as specified in its charter)

          Bermuda                                               13-3867424
(State or other jurisdiction                                 (I.R.S. Employer
of incorporation or organization)                         Identification Number)

                         c/o Loral SpaceCom Corporation
                                600 Third Avenue
                            New York, New York 10016
                                 (212) 697-1105
               (Address, including zip code, and telephone number,
              including area code, of principal executive offices)

                                --------------
                        Loral Space & Communications Ltd.
                             2000 Stock Option Plan
                            (Full title of the plan)
                                --------------

                                 Avi Katz, Esq.
                         c/o Loral SpaceCom Corporation
                                600 Third Avenue
                            New York, New York 10016
                                 (212) 697-1105
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                --------------
                                    Copies to
                              David K. Boston, Esq.
                            Willkie Farr & Gallagher
                               787 Seventh Avenue
                            New York, New York 10019
                                 (212) 728-8000
                                --------------

                         CALCULATION OF REGISTRATION FEE

=======================================================================================================================

                                                     Proposed maximum        Proposed maximum
  Title of securities          Amount to be           offering price        aggregate offering         Amount of
    to be registered          registered (1)           per share (2)             price (2)          registration fee
------------------------- ----------------------- ------------------------ ---------------------- ---------------------
Common Shares, $0.01
par value per share             10,000,000                 $2.09                $20,900,000            $1,922.80
========================= ======================= ======================== ====================== =====================

(1)  This Registration Statement covers 10,000,000 additional shares authorized to be offered and sold pursuant to the
     Loral Space & Communications Ltd. 2000 Stock Option Plan (the "Plan"). In addition, this Registration Statement covers an indeterminable number of additional shares as may hereafter be offered or issued, pursuant to the Plan, to prevent dilution resulting from stock splits, stock dividends or similar transactions effected without the receipt of consideration.

(2)  Estimated solely for calculating the amount of the registration fee, pursuant to Rule 457(h) under the Securities
     Act of 1933 (the "Securities Act") based upon the average of the high and low sales prices of the Common Shares as reported by the New York Stock Exchange on April 1, 2002.


                                     PART II

                           INFORMATION REQUIRED IN THE
                             REGISTRATION STATEMENT

Item 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents, filed with the Securities and Exchange Commission (the "Commission") by Loral Space & Communications Ltd., a Bermuda company (the "Company"), are incorporated herein by reference:

     (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001, pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act");

     (b) The Company's Current Reports on Form 8-K, filed on January 7, 2002, January 9, 2002, January 10, 2002 and February 27, 2002, respectively, pursuant to the Exchange Act;

     (c) The Company's Registration Statement on Form S-8 (Registration Number 333-59084) filed on April 17, 2001; and

     (d) The description of the common stock of the Company, $0.01 par value per share (the "Common Stock"), contained in the Company's Registration Statement on Form 10, File No. 1-14180, as amended by Amendment Nos. 1, 2 and 3 filed on January 24, 1996, March 12, 1996, March 27, 1996 and April 12, 1996, respectively, pursuant to the Exchange Act.

     In addition, all documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all the securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated herein by reference and to be a part hereof from the date of the filing of such documents with the Commission (provided, however, that the information referred to in item 402(a)(8) of Regulation S-K of the Commission shall not be deemed specifically incorporated by reference herein).

Item 8. EXHIBITS

Exhibit No.
----------

     5 Opinion of Appleby, Spurling & Kempe as to the validity of the shares to be issued.

     23.1      Consent of Deloitte & Touche LLP (Loral).

     23.1(a)   Consent of Deloitte & Touche LLP (Globalstar).

     23.2      Consent of Appleby, Spurling & Kempe (contained in Exhibit 5).

     24 Powers of Attorney (reference is made to the signature page herein).

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 5th day of April, 2002.


                                        LORAL SPACE & COMMUNICATIONS LTD.

                                        By:  /s/ Avi Katz
                                             -----------------------------------
                                             Avi Katz
                                             Vice President, General
                                             Counsel and Secretary

     Each of the undersigned officers and directors of the Company hereby severally constitutes and appoints Eric J. Zahler, Richard J. Townsend, Avi Katz, Richard Mastoloni, Harvey B. Rein and Janet T. Yeung, and each of them (with full power to each of them to act alone), their true and lawful attorneys-in-fact for the undersigned, in any and all capacities, with full power of substitution, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same with exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


        Signature                                          Title                                        Date
        ---------                                          -----                                        ----

/s/ Bernard L. Schwartz                 Chairman of the Board and Chief Executive Officer          April 3, 2002
-------------------------               (Principal Executive Officer)
Bernard L. Schwartz


/s/ Eric J. Zahler                      Director, President and Chief Operating Officer            April 3, 2002
-------------------------
Eric J. Zahler


/s/ Howard Gittis                       Director                                                   April 3, 2002
-------------------------
Howard Gittis


/s/ Robert B. Hodes                     Director                                                   April 3, 2002
-------------------------
Robert B. Hodes


/s/ Gershon Kekst                       Director                                                   April 3, 2002
-------------------------
Gershon Kekst


/s/ Charles Lazarus                     Director                                                   April 3, 2002
-------------------------
Charles Lazarus


/s/ Sally Minard                        Director                                                   April 1, 2002
-------------------------
Sally Minard


/s/ Malvin A. Ruderman                  Director                                                   April 5, 2002
-------------------------
Malvin A. Ruderman


/s/ E. Donald Shapiro                   Director                                                   April 3, 2002
-------------------------
E. Donald Shapiro


/s/ Arthur L. Simon                     Director                                                   April 3, 2002
-------------------------
Arthur L. Simon



                                        Director                                                   April _, 2002
-------------------------
Daniel Yankelovich


/s/ Richard J. Townsend                 Senior Vice President and Chief Financial Officer          April 3, 2002
-------------------------               (Principal Financial Officer)
Richard J. Townsend


/s/ Harvey B. Rein                      Vice President and Controller (Principal                   April 3, 2002
-------------------------               Accounting Officer)
Harvey B. Rein


                                INDEX TO EXHIBITS


Exhibit No.
--------------------------------------------------------------------------------

     5 Opinion of Appleby, Spurling & Kempe as to the validity of the shares to be issued.

     23.1      Consent of Deloitte & Touche LLP (Loral).

     23.1(a)   Consent of Deloitte & Touche LLP (Globalstar).

     23.2      Consent of Appleby, Spurling & Kempe (contained in Exhibit 5).

     24        Powers of Attorney (included on signature page).